Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Paneltech International Holdings, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 14, 2011	/s/ Leroy D. Nott
	Name:	Leroy D. Nott
	Title:	Chief Executive Officer (Principal Executive Officer)

April 14, 2011	/s/ Scott D. Olmstead
	Name:	Scott D. Olmstead
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.